Exhibit 10(ap)


                          MASTER DISTRIBUTOR AGREEMENT
            (United States, Canada, South America & Central America)

     Master Distributor Agreement ("Agreement"), dated as of September 1, 2003, between Artera Group, Inc. ("Artera"), a Delaware corporation, and Spyder Technologies Group, LLC, a Connecticut limited liability company ("Distributor").

     WHEREAS, (i) Artera is engaged in the development, distribution and operation of Internet and Intranet infrastructure technologies, products and services, (ii) Distributor is engaged in the distribution and marketing of Internet and Intranet technologies, products and services to or through resellers thereof and (iii) Distributor desires to obtain from Artera the right to distribute and market certain of Artera's products, and Artera is willing to grant such right, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the covenants herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1.  DEFINITIONS

As used herein, the terms described below have the following meanings:

1.1 "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, in control of or under common control with the entity as to which the term "Affiliate" is used.

1.2 "CRM System" shall mean Artera's customer relations management system that as a part of the Service support system allows Subscribers of Distributor or its Resellers to be uniquely identified from other subscribers to the Service and allows Distributor, Resellers and Artera to interface with Artera's records to initiate and authenticate Subscriptions, activate or deactivate Subscribers' access to the Data Center and bill Subscribers.

1.3 "Data Center" shall mean the hardware, software and bandwidth providing the Internet-side data optimization functions for the Service.

1.4 "Deliverables" shall mean the materials described on Schedule 4.3 hereto to be delivered by Artera to Distributor under Section 4.3 hereof.

1.5 "End User" shall mean a client computer of an individual user, configured to utilize the Service under a Subscription. In the case of a residential Subscriber, the End User is also the Subscriber. In the case of a Small Business or Government Entity Subscriber, the End User is the client computer of the individual user of the Service rather than the subscribing business or entity itself.

1.6 "Government Entity" shall mean a Federal, state, provincial, local or other governmental unit or authority, or a department, division or segment thereof.

1.7 "Know-how", in general, shall have its usual meaning, that is, among other things, all factual knowledge and information not capable of precise, separate description but that, in accumulated form, after being acquired as the result of trial and error, gives one an ability to produce and market something that one otherwise would not have known how to produce with the accuracy or precision necessary for commercial success.

1.8 "Level 1 Support" shall mean support for Subscribers and End Users as described in Schedule 1.8.

1.9 "Level 2 Support" shall mean support for Distributor and the Resellers to assist them in providing Level 1 Support.

1.10 "License Fee" shall mean any license fee payable by Distributor to Artera under Section 3.1 hereof.

1.11 "Reseller" shall mean a person or entity that, under the auspices of this Agreement, enters into an agreement for the resale or distribution of the Service to Subscribers in the Territory or to other Resellers (as subdistributors) that perform such resale or distribution to Subscribers in the Territory.

1.12 "Protected Account" shall mean a person or entity named in Schedule 2.2, with respect to which the parties' rights and obligations shall be as described in Section 2.2 and Schedule 2.2 of this Agreement.

1.13 "Service" shall mean the "Artera Turbo" service, as configured from time to time, including its software, distributed to Subscribers as a bundled or unbundled subscription service, including all updates, enhancements and modifications thereof, together with the right to use all of the foregoing in connection with the Data Center.

1.14 "Service Fee" shall mean the fee paid by a Subscriber for its Subscription, excluding sales, use, VAT, excise and similar taxes.

1.15 "Small Business" shall mean a business or other organizational entity (other than a Government Entity) that (i) does not have or use 250 End User personal computers or computer terminals and (ii) does not sell, distribute or market the Service.

1.16 "Subscriber" shall mean an individual, Small Business or Government Entity that subscribes to the Service via a Reseller. In the case of a residential Subscriber, the Subscriber is the End User. In the case of a Small Business or Government Entity Subscriber, the Subscriber is the subscribing business or entity rather than any individual client computer or user within that business or entity.

1.17 "Subscriber Software" shall mean the Service software resident or installed on the Subscriber's or its End Users' personal computer(s) or at the Subscriber's location.

1.18 "Subscription" shall mean a subscription and license for a Subscriber to use the Service on its personal computer(s).

1.19 "Technical Information" shall mean technical, design and engineering information pertaining to the design, manufacture, production and distribution of the Service in the form of designs, plans, drawings,
     specifications,   reports,   records,  manuals,  other  written
     materials, computer programs and software and other forms or media relating thereto.

1.20 "Territory" shall mean the United States, Canada, South America and Central America (not including Puerto Rico, the Caribbean and Southern Atlantic islands).

Article 2.  GRANT OF LICENSE AND RIGHTS

2.1 License. Artera hereby grants to Distributor, during the term of this Agreement, a license to distribute the Service to Subscribers through one or more levels of resellers (which, upon such distribution, shall be deemed "Resellers" under this Agreement) in the Territory. The license to Distributor hereunder includes the right to make copies of the Subscriber Software to be provided to Subscribers; to reproduce and distribute the Service documentation, product descriptions and promotional materials; and, subject to Section 2.4 hereof, to modify such materials as requested by Resellers for the purpose of identifying the Reseller in connection with the Service. Such license, however, conveys no right to modify the Service, to prepare derivative works of the Service, to use the Service for Distributor's own purposes or to sell or copy the Service for any purpose other than for delivery to Resellers or their Subscribers as contemplated by this Agreement.

2.2 Protected Accounts. During the term of this Agreement, there may be persons or entities that are "Protected Accounts" under this Agreement. If a person or entity is a Protected Account, Artera will not enter into or pursue
     (other than on behalf of Distributor) an agreement with such person or entity to sell or distribute the Service to residential consumers, Small Businesses of Government Entities in the Territory, and will not actively support or assist in any third party distributor's pursuit of such an agreement. Only persons or entities with at least 25,000 potential End Users are eligible to be Protected Accounts. The persons or entities, if any, that are Protected Accounts as of the date of this Agreement are set forth in Schedule 2.2. Distributor may in writing propose to add persons or entities to Schedule 2.2 as additional Protected Accounts and shall include, in each such proposal, the name of the proposed Protected Account, the pertinent division or geographical area within the proposed Protected Account (if applicable), the name and title of Distributor's contact at the proposed Protected Account, Distributor's relationship to that contact and an estimate of the number of potential End Users for the Protected Account. Such person or entity shall become a Protected Account if Artera grants its written consent to such addition. Artera shall be under no obligation to grant such consent, and may condition such consent on Distributor's securing a distribution commitment for the Service from the applicable Protected Account within a specified period of time or on any other conditions. Any time limitations or other conditions applying with respect to Protected Accounts in Schedule 2.2 as of the date of this Agreement are included within Schedule 2.2 as of the date hereof.

2.3 Acceptance. Distributor hereby (a) accepts the rights granted to it by Artera under this Agreement and (b) acknowledges that the rights that Artera has granted to Distributor hereunder are limited to the distribution and marketing of the Service to Resellers in the Territory, subject to the other limitations set forth in this Agreement.

2.4 Intellectual Property Usage and Notices. All right, title and interest in and to the Service, including all copyrights, trademarks, service marks, logos, names, designations, patents and other intellectual property embodied in the Service or provided by Artera in connection therewith (including but not limited to the Subscriber Software and the mark "Artera Turbo") shall remain the property of Artera. Distributor may use and copy such trademarks, service marks and copyrighted material of Artera as reasonably necessary to perform under this Agreement. All copies of the Subscriber Software and all documentation and marketing materials distributed or used by Distributor shall be marked with a legend identifying Artera as the owner and developer of the Service, with the appropriate patent, copyright and trademark notices, and Distributor shall not remove any such notices from any Subscriber Software or other materials provided to it by Artera; provided, however, that, in distributing the Service to Subscribers, Distributor or the Resellers may reference their own names or brands rather than Artera's if done in a manner that does not prejudice Artera's intellectual property rights in and to the Service.

2.5 Reseller Agreements. All Service distribution agreements with Resellers hereunder ("Reseller Agreements") shall be between Distributor and the respective Resellers. Artera shall not be a party to or have any obligations under any Reseller Agreement. Distributor shall have no authority to bind Artera with respect to any Reseller, and Distributor shall not represent to any Reseller or anyone else that it has such authority. No Reseller Agreement may be inconsistent with this Agreement. Any representations or warranties regarding the Service contained in a Reseller Agreement shall be the sole responsibility of Distributor, unless Artera expressly agrees otherwise in writing in advance for the particular Reseller.

2.6 Subscription Agreements. All Subscription agreements hereunder ("Subscription Agreements") shall be between Resellers and their respective Subscribers. Artera shall not be a party to or have any obligations under any Subscription Agreement; provided, however, that Artera shall have the right to require that Subscribers agree to Artera's Terms of Service for the Service, which Terms of Service Artera may amend from time to time. Distributor shall have no authority to bind Artera with respect to any Subscriber, and Distributor shall not represent to any Subscriber or anyone else that it has such authority. No representation or warranty regarding the Service contained in a Subscription Agreement shall be the responsibility of Artera, unless Artera expressly agrees otherwise in advance in writing for the particular Subscriber.

Article 3.  FEES AND CERTAIN SUPPORT SERVICES

3.1. License Fee. Distributor shall pay to Artera a License Fee in the amount, and on the date(s), set forth in Schedule 3.1.

3.2. Royalty. For each calendar month (or part thereof) of each Subscription, Artera shall be entitled to a Royalty. The Royalty shall be calculated on a per End User basis. The amount or formula of the Royalty is set forth in
     Schedule 3.2.

3.3. Billing, Collections and Payments. Service Fees shall be billed for and collected, and Royalties shall be paid, as described in Schedule 3.3.

3.4. Provision and Operation of Data Center. For any Reseller, Distributor may elect to have such Reseller, rather than Artera, provide and operate the Data Center serving such Reseller's End Users. The minimum specifications for a Reseller Data Center are set forth in Schedule 3.4.

3.5. Mergers, etc. In the event of a merger, acquisition or combination of entities, one of which is a Reseller and the other of which is not, Distributor's rights with respect to the surviving entity shall be as follows: If the Reseller is the acquiror, the surviving entity shall be a Reseller for purposes of this Agreement. If the Reseller is not the acquiror, the surviving entity shall not be a Reseller for purposes of this Agreement. If it is not reasonably clear which entity is the acquiror or if the transaction is a merger of equals, the surviving entity shall be a Reseller for purposes of this Agreement only if the Reseller was the entity that had more End Users as of the date of the relevant transaction.

Article 4.  DISCLOSURES and DELIVERies

4.1 Disclosure. The parties shall disclose to each other and Artera shall disclose to Resellers such appropriate Technical Information as is reasonably required to accomplish the purposes of this Agreement. Neither party, however, that shall be obligated to disclose information, the disclosure of which has been restricted by a third party.

4.2 Treatment. All disclosed Technical Information that is Confidential Information shall be kept confidential by the receiving party in accordance with Article 5 hereof and shall remain the property of the disclosing party.

4.3 Deliverables. Artera agrees that the Service shall be available for distribution and marketing by Distributor and Resellers and completely functional to Subscribers in accordance with the availability dates set forth in Schedule 4.3.

Article 5.  CONFIDENTIALITY

5.1. Definitions. Each party possesses confidential information relating to its business and technology that has substantial value to such party ("Confidential Information"). Subject to Section 5.4 hereof, Confidential Information includes but is not limited to Deliverables, Technical Information, Know-how, designs, improvements, inventions, techniques, software documentation, financial statements, projections, prices, costs, customer lists, supplier lists and anything else marked "Confidential Information" or similarly designated as being confidential. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked within ten days after oral or visual disclosure.

5.2. Treatment. Except as expressly permitted under this Section 5.2 and Section
     5.4 hereof, each party shall, during the term of this Agreement and for five years thereafter, hold in confidence and not disclose to third parties all Confidential Information of the other party disclosed directly or indirectly to it. The recipient of Confidential Information shall grant access to it only to employees, contractors, agents and suppliers who need to receive such Confidential Information in connection with this Agreement. Such persons with access to Confidential Information shall be placed under obligation (a) to hold in confidence all Confidential Information provided to them in the course of their service; (b) to use such Confidential Information only in the course of performing their duties; and (c) to assign to their employer or the party retaining them all inventions or improvements relating to such entity's business and conceived while in such entity's employ or retained by such entity (unless such assignment is prohibited by applicable law). All documents, writings and other embodiments containing Confidential Information of the other party shall be maintained by the receiving party in a prudent and secure manner. Distributor may disclose Artera's Confidential Information to Resellers and prospective Resellers as necessary to perform this Agreement, but only if such Reseller or prospective Reseller has entered into a written non-disclosure agreement with Artera, or has entered into a written non-disclosure agreement with Distributor (for the benefit of Artera) in a form substantially equivalent to the terms hereof. For purposes of this Article 5, delivery by Distributor to a Subscriber, whether directly or through a Reseller, of the Subscriber Software shall not constitute a disclosure by Distributor of Confidential Information of Artera. In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes that contain Confidential Information, or attempt any of the foregoing.

5.3. Return. All documents and other embodiments of a party's Confidential Information, as well as those created or derived from the disclosing party's Confidential Information that incorporate the disclosing party's Confidential Information, and all copies thereof, shall be returned promptly to the disclosing party by the other party upon the expiration or any termination of this Agreement; provided, however, that Distributor may retain (subject to the restrictions in this Article 5) such Confidential Information as is necessary for it to satisfy any post-termination support obligations it may have under Section 7.4 hereof.

5.4. Exclusions. Confidential Information shall not include information that (a) was at the time of disclosure in the public domain through no fault of the party receiving it; (b) becomes part of the public domain after disclosure to the party receiving it through no fault of such party; (c) was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party or a third party under a continuing obligation of confidence of which the party receiving it was aware; (d) was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware; (e) is required by law, governmental regulation, court order or the rules of a securities exchange to be disclosed (provided, that a party required to so disclose Confidential Information shall use best efforts to notify the other party of such potential disclosure as soon as practicable so that such party may seek a protective order for such Confidential Information); (f) was developed independently by the receiving party and without the use of Confidential Information received from the disclosing party; or (g) was disclosed by the party owning it to third parties without restrictions on use or disclosure.

5.5. Other Confidentiality Agreements. Nothing in this Agreement shall limit the applicability of any other confidentiality or non-disclosure agreement in effect between the parties; provided, however, that to the extent of any inconsistency between the provisions of this Section 5 and the provisions of any such other confidentiality or non-disclosure agreement, the agreement with the stricter confidentiality or non-disclosure provisions shall govern.

Article 6.  MARKETING AND SUPPORT OBLIGATIONS

6.1 Level 1 Support. Distributor shall be responsible for Level 1 Support to the Subscribers and End Users. Distributor may satisfy such obligation by providing the Level 1 Support itself, causing Resellers to provide the Level 1 Support or causing third parties to provide the Level 1 Support. Level 1 Support shall be provided not less than 8:30am to 5:30pm in the respective time zones of the End Users, Monday through Friday.

6.2 Level 2 Support. Artera shall provide Level 2 Support, which shall be available at no charge to Distributor and Resellers not less than 8:30am to 5:30pm Eastern time, Monday through Friday. Access to Level 2 Support shall be by online methods and toll-free telephone.

6.3 Training. Artera shall make available to Distributor and Resellers Level 1 Support training and training on the CRM System. Such training may be in regularly scheduled classes at Artera's offices or by such other means as Artera may determine. The Level 1 Support training must be attended by Distributor or the Reseller or third party providing Level 1 Service on its behalf prior to the start of actual distribution of the Service by Distributor or the applicable Reseller.

6.4 Service Updates, Etc. Artera shall provide all updates, enhancements, improvements or modifications of the Service to Distributor or to Resellers and their Subscribers at no cost via online downloads, and shall provide to Distributor a master CD for each such upgrade, enhancement, improvement and modification, for copying and distribution to Resellers.

Article 7.  TERM and termination

7.1. Term. The term of this Agreement is from the date hereof until five years thereafter, unless modified by written agreement of the parties or earlier terminated under this Article 7.

7.2. Breach. Either party may terminate this Agreement for a material breach (including any non-payment) by the other party, upon 30 (for payment breaches) or 60 (for other material breaches) days' notice and opportunity to cure; provided that a non-payment breach shall also require payment of interest at the rate of 6% per annum from the due date to the payment date. In the event of a material breach by Distributor not cured as described above, Artera may elect, in lieu of termination of this Agreement, irrevocably to terminate any distribution protections Distributor may have under Section 2.2 of this Agreement.

7.3. Effect of Termination. Expiration or termination of this Agreement shall not terminate any Subscription Agreements.

7.4. Royalties and Support Upon Certain Terminations. Upon any expiration or termination of this Agreement other than termination by Artera under
     Section 7.2 hereof, Distributor shall continue to receive net payments out of Service Fees as described in Schedule 3.3, with respect to those specific Subscribers for which Service Fees were payable on the date of such expiration or termination. Such right to net payments shall apply until the expiration or termination of the respective Subscriptions of those specific Subscribers and shall be subject to Distributor's continued satisfaction, with respect to those Subscribers, of the Level 1 Support and other obligations pertaining to Subscribers that are set forth in this Agreement.

7.5. Survival. Section 4.2, Article 5, Section 7.4, Article 9 and Article 10 shall survive the expiration or any termination of this Agreement.

Article 8.  NOTICES

Notices under this Agreement shall be in writing and sent by personal service, facsimile, recognized commercial courier or registered or certified mail (all charges prepaid), addressed as follows:


If to Artera:           Artera Group, Inc.
                        20 Ketchum Street
                        Westport, CT  06880
                        Attn:  Chairman & President
                        Facsimile:  203-226-3123

-- with a copy to:      Artera Group, Inc.
                        20 Ketchum Street
                        Westport, CT  06880
                        Attn:  General Counsel
                        Facsimile:  203-226-4338

If to Distributor:      Spyder Technologies Group, LLC
                        40 Kellogg Hill Road
                        Weston, CT  06883
                        Attn:  President
                        Facsimile:  203-454-3094


Article 9.  INDEMNIFICATION

9.1 Indemnification Obligations. Artera and Distributor each agrees to indemnify, defend, and hold harmless the other party, its Affiliates, and the officers, directors, employees and agents of all thereof (collectively, the "Indemnified Party") against all losses, claims, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred on account of a suit, claim or proceeding purporting to be based on a failure by the other party (the "Indemnifying Party") to perform obligations under this Agreement.

9.2. Indemnification Procedures. The Indemnified Party shall promptly advise the Indemnifying Party of any suit, claim or proceeding for which indemnification is to be sought and shall cooperate with the Indemnifying Party in the defense or settlement thereof. The Indemnifying Party shall select, retain and pay counsel in connection with such suit, claim or proceeding, subject to the Indemnified Party's consent, which shall not be unreasonably withheld. No settlement shall be made by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

Article 10. WARRANTIES and disclaimer

10.1 Right to License. Artera represents and warrants that (a) it is the owner or licensee of the Service (including the Subscriber Software); (b) it is the owner, lessee or otherwise has the right to use the Data Center; (c) it has the right, power and authority to grant Distributor the rights and licenses as set forth in this Agreement; (d) to the best of its knowledge, the Service does not infringe any intellectual property or other right of any third party in the Territory.

10.2 Disclaimer. Except as specifically set forth in this Agreement, Artera disclaims any express or implied warranty of the accuracy, reliability, value or merchantability of the Service, or its suitability or fitness for any purpose. Artera disclaims all other warranties of whatever nature, express or implied. Except as otherwise set forth in this Agreement, Artera disclaims all liability for Losses resulting from the use of the Service. This disclaimer embraces special, incidental, punitive or consequential damages and damages for interruption of use or loss or corruption of data.

Article 11. MISCELLANEOUS

11.1 Books and Records. Upon request of either party hereto with ten days' prior notice, the other party shall make available for review by the requesting party such books and records as are reasonably required to demonstrate compliance with the obligations of this Agreement. Requests hereunder may be made no more than once per calendar year, and may pertain only to the then current and immediately preceding calendar year.

11.2 Choice of Law, Jurisdiction and Venue. This Agreement shall be interpreted in accordance with the laws of the State of Connecticut, USA. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the State courts of Connecticut or in the Federal courts located in the State of Connecticut. Both parties agree to submit to the jurisdiction of such courts and agree that venue at such courts is proper.

11.3 Interpretation. No provision of this Agreement shall be interpreted against a party solely because such party or its attorney drafted such provision.

11.4 Force Majeure. In the event of delay in performance under this Agreement due to unforeseeable causes beyond a party's reasonable control, including but not limited to acts of God, acts of the government, fires, floods, strikes, unusually severe weather ("Events of Force Majeure"), the time for performance shall be extended for the period of the delay; provided, however, that the party whose performance was so delayed shall use all reasonable efforts to minimize the effects of any Event of Force Majeure.

11.5 Public Announcements. Neither party may issue a public announcement about this Agreement unless the other party shall have approved the text thereof (which approval shall not be unreasonably withheld) or unless required by applicable law (including but not limited to filings with the U.S. Securities and Exchange Commission).

11.6 Independent  Contractors.  Each party to this  Agreement is an  independent
     contractor  to  the  other  and  not  the  partner,   employer,   agent  or
     representative of the other.

11.7 Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder except to its Affiliates or with the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the parties' successors and permissible assigns.

11.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, as of the date hereof, supersedes all other prior or contemporaneous written or oral agreements between such parties with respect to such subject matter, including but not limited to the Temporary Master Distributor Agreement for the U.S.A., dated as of October 29, 2002, between the parties (the "Temporary Agreement"); provided, however, that all obligations of the parties accrued through the date hereof under the Temporary Agreement shall be unaffected by this Agreement.

11.9 Amendments. No amendment of any provision hereof shall be binding unless in writing and executed by both parties.

11.10 Severability.   If any part of this  Agreement  is  declared  invalid  or
      unenforceable,   such  decision  shall  not   affect  the   validity   or
      enforceability of the remainder hereof.

11.11 Waivers. No waiver of any right or claim under this Agreement shall affect the right of the waiving party to enforce any other claim or right hereunder.

      IN WITNESS WHEREOF, Artera and Distributor have duly executed this Agreement as of the date first written above.


ARTERA GROUP, INC.                                SPYDER TECHNOLOGIES GROUP, LLC



By: /s/ Cy E. Hammond                            By: /s/ Jonathan Parrella
    -----------------------------                    ---------------------------
        Cy E. Hammond                                    Jonathan Parrella
        Treasurer                                        President

                                                                    Schedule 1.8
                                                                    ------------



                                 LEVEL 1 SUPPORT

The purpose of Level 1 Support is to assist Subscribers and End Users in the basic installation and usage of the Service. This includes answering general questions to help Subscribers and End Users understand what the Service is and how it provides a benefit to them. Level 1 Support is responsible for assisting Subscribers and End Users with the items listed below. This list may be refined as experience is gained and the Service evolves over time.

1.   Establishing  an  Internet   connection   (typically  via  Windows  Dial-Up
     Networking), launching a Web browser and surfing to various Web sites on the Internet.

2. Assisting in downloading the Service's End User software, running the Service's setup program, installing the Service software on the End User's PC and, if necessary, surfing to the Service's Web site.

3. Launching and running the Service, including answering basic questions about the system configuration needed for running the Service (i.e., Windows version, memory, hard disk space) as documented on the Service's Web site.

4. Answering basic questions about navigating within the Service's End User interface.

5. Showing Subscribers and End Users how to know if the Service is working. This includes pointing out the Network View, Activity View and SpeedBar.

6. Confirming that the browser is actually forwarding its requests to the Data Center, by reviewing the Activity View and the browser's proxy settings.

7. Assisting an End User who uses a dialer other than Windows Dial-Up Networking (e.g., Juno or NetZero) or who uses a browser other than Internet Explorer (requiring telling the End User how manually to set the browser's proxy settings).

8. Verifying that the Subscriber or End User has a Data Center connection online.

9.   Assisting in uninstalling the Service.

10.  Explaining  the  Service's  Firewall  and  how  to  disable  it if  desired
     (including explaining the ramifications of disabling it). Assisting in opening additional ports in the Service's Firewall. The Subscriber or End User should be told that they should not run the Service's Firewall with any other firewall.

11. Assisting in adding sites into the Service's Site Blocking list and/or Ad Blocking list. Explaining how Ad Blocking removes ads and replaces them with "place holder" graphics, but that this can result in what appears to be "missing" elements on the page. Explaining how to turn off Ad Blocking if desired (including explaining that this will reduce the speed benefits of the Service).

12. Explaining how to change the image quality within the Service. This includes explaining how to refresh the page once quality has been set to "Best Quality." The Subscriber or End User should be informed of how to revert back to "Best Speed" image quality setting and that if they do not revert back to "Best Speed," the speed benefits of the Service will be reduced.

13. Explaining what a cache is, and how to adjust its settings within the Service.

14. Explaining what settings in the browser are changed when the Service is running (including proxy settings, the number of requests the browser will issue at one time and disablement of the browser's cache). The Subscriber or End User should be told that when the Service is not running, or is uninstalled, these settings in the browser are changed back to their original values.

15. Answering questions about obtaining (i.e., downloading) Service product updates and installing them.

                                                                    Schedule 2.2
                                                                    ------------



                               PROTECTED ACCOUNTS

This Schedule 2.2 lists the Protected Accounts, including any time limitations or other conditions that apply with respect thereto. Unless otherwise specified in writing, a person or entity is a Protected Account for an initial period of two months. If a Protected Account does not enter into a Reseller Agreement with Distributor during the initial period, such person or entity automatically ceases to be a Protected Account as of the end of the initial period unless Artera grants extension(s) of the period in writing. Each such extension shall be for an additional two-month period unless otherwise specified in writing. Artera shall be under no obligation to grant any such extensions. If, after the date of this Agreement, Distributor proposes to add to the list of Protected Accounts or to extend a Protected Account period, Distributor shall provide Artera the information set forth below and such other information as is requested by Artera. Any inaccuracy or error contained in a proposal by Distributor to add to the list of Protected Accounts or to extend a Protected Account period shall void the addition or extension, notwithstanding any consent to the addition or extension by Artera.


Name of Protected             Division                    Start Date                 End Date           Extended
     Account                     or                           As                        As             End Date As
(Person or Entity)          Geographical                   Protected                 Protected          Protected
                                Area                        Account                   Account            Account


Techno Brands                New York, NY            Date of this Agreement
Tricordia                    New York, NY            Date of this Agreement
i-2000 inc.                                          Date of this Agreement
Finepoint Tech.                                      Date of this Agreement
Excel                                                Date of this Agreement
Cervalis                                             Date of this Agreement
Conde Nast                   New York, NY            Date of this Agreement
Hearst                       New York, NY            Date of this Agreement
Gillette Company             Boston, MA              Date of this Agreement
Tellcar Innovations          Connecticut             *
Lombardo Group               New York State          *
BCN.net                      Massachusetts           *
Idea Factory                 Rhode Island            *
Computerhelp 911             New York State          *
Whitmore Wireless            New Jersey              *


--------------------
* Entered into Reseller Agreement prior to the date of this Agreement, pursuant to the Temporary Agreement.

                                                                    Schedule 3.1
                                                                    ------------



                  LICENSE FEE PAYABLE BY DISTRIBUTOR TO ARTERA


None.

                                                                    Schedule 3.2
                                                                    ------------



                                     ROYALTY

The Royalty is payable in U.S.A. dollars. The monthly Royalty amounts, per End User, are as follows:

1. Residential Subscribers. The monthly Royalty amount for each residential End User is based on whether Artera or the Reseller associated with such End User provides and operates the Data Center serving such End User and/or performs billing with respect to such End User, as described in this Agreement, as provided in the table below.


------------------------------ ----------------------------- --------------------------- --------------------------
      Reseller Billing                Artera Billing              Reseller Billing            Artera Billing
    Reseller Data Center           Reseller Data Center          Artera Data Center         Artera Data Center
------------------------------ ----------------------------- --------------------------- --------------------------
            $1.50                         $2.10                        $2.10                       $2.70
------------------------------ ----------------------------- --------------------------- --------------------------

2. Small Business and Government Entity Subscribers. The monthly Royalty amount for each End User of a Small Business or Government Entity Subscriber is based on the number of End Users within the applicable Subscriber and on whether Artera or the Reseller associated with such End User provides and operates the Data Center serving such End User as described in this Agreement, as provided in the table below. Small Business or Government Entity Subscribers with under five End Users shall be treated as if they had five End Users, with a Royalty that is five times the amount in the table.


-------------------------------- --------------------------------------- ------------------------------------------
    No. of End Users Within                     Reseller                                  Artera
          Subscriber                          Data Center                               Data Center
-------------------------------- --------------------------------------- ------------------------------------------
             5 - 9                               $2.15                                     $2.50
-------------------------------- --------------------------------------- ------------------------------------------
            10 - 24                              $2.03                                     $2.38
-------------------------------- --------------------------------------- ------------------------------------------
            25 - 49                              $1.90                                     $2.25
-------------------------------- --------------------------------------- ------------------------------------------
          50 or above                            $1.65                                     $2.00
-------------------------------- --------------------------------------- ------------------------------------------

-------------------------------- ----------------------------------------------------------------------------------
         Road Warrior                                                 + $2.50
-------------------------------- ----------------------------------------------------------------------------------


"Road Warrior" refers to a version of the Service used with mobile computers that at times may be connected to the Internet through a local area network
(LAN), and at other times may be connected to the Internet on a standalone basis. The Royalty for a Road Warrior End User is the sum of (a) the applicable ordinary Royalty amount described above plus (b) the applicable Road Warrior amount described above.

                                                                    Schedule 3.3
                                                                    ------------



                        BILLING, COLLECTIONS AND PAYMENTS

For each Reseller, Distributor shall designate whether such Reseller or Artera shall perform Service Fee billing and related services, as follows:

1.   Billing by Reseller:

     (a) The Reseller shall bill the Subscriber each month. Upon receipt of the Service Fee, the Reseller shall deduct and retain any amount due to it under its Reseller Agreement. The Reseller shall pay the remainder of such Service Fee to Distributor (directly or via additional levels of Resellers). From such amount received, Distributor shall pay Artera the Royalty. Payments by the Resellers to Distributor shall be made by the 15th day of the calendar month, for Service Fees received by the Reseller from Subscribers during the previous calendar month, by wire transfer to an account specified by Distributor. Payments by Distributor to Artera shall be made by the end of the calendar month, for amounts received by Distributor from the Reseller between the 15th day of the previous calendar month and the 15th day of the current calendar month, by wire transfer to an account specified by Artera.

     (b) To further assist Artera in calculating the Royalty and to enable Resellers to activate and de-activate End Users, the Reseller shall implement an electronic interface, as reasonably agreed upon by Artera and the Reseller, between the Reseller's back office and the CRM System. Such interface shall be via the Service's application program interface (the "API") and shall pass to the CRM System, at a minimum, the End User's (or prospective End User's) name, e-mail address and unique identifier number from the Reseller, the Reseller's unique identifier number from Artera and the Artera product identification number. The Reseller shall also establish a non-public Web page and provide its address and access to it to Artera, so that Artera may report Service activations, de-activations and similar transactions with Subscribers as described in the API documentation. Distributor shall take reasonable steps to evaluate the creditworthiness of a prospective Reseller prior to authorizing it to resell the Service.

2. Billing by Artera: Artera shall bill the Subscriber each month. Upon receipt of the Service Fee, Artera shall deduct and retain the Royalty. Artera shall pay the remainder of such Service Fee to Distributor. Distributor shall, in timely fashion, pay the Resellers any amounts due to them under their Reseller Agreements. Payments by Artera to Distributor shall be made by the 15th day of the calendar month, for Service Fees received by Artera from Subscribers during the previous calendar month, to an account specified by Distributor.

3. Subscription Periods Greater Than One Month: Notwithstanding the foregoing, Subscription periods may be greater than one month (e.g., annual Subscriptions). In such event, (a) the Royalty shall be based on the number of months within the Subscription period notwithstanding any discount given by the Reseller to the Subscriber (unless

     Artera agrees otherwise in writing in advance); and (b) the Royalty for the entire Subscription period shall accrue to Artera in the first month of such Subscription period.

4. Miscellaneous: Royalty payments shall be based on subscriptions to the Service, irrespective of actual Service Fee collections and irrespective of amounts paid by the Reseller to Distributor. For Small Business and Government Entity Subscribers, the designation of who performs billing, collections and payments as described above shall not affect the Royalty amount. The one performing billing, collections and payments with respect to a Subscriber shall (a) collect and pay to the appropriate governmental authorities all sales, use, VAT, excise and similar taxes due with respect to the Service Fees so processed and satisfy all reporting and filing requirements associated therewith; and (b) keep records of all such billing, collection, payment and tax transactions in sufficient detail to demonstrate compliance with the procedures set forth herein. Artera and Distributor may agree in writing from time to time, generally or in connection with specified Resellers, to modify the procedures set forth herein, consistent with the overall purposes and intent of this Agreement. If a Reseller is performing billing, collections and payments, its Reseller Agreement shall require such Reseller to take the actions described for it herein.

                                                                    Schedule 3.4
                                                                    ------------



                              RESELLER DATA CENTERS

1. Each Data Center shall be located at the applicable Reseller's premises unless Artera agrees otherwise in writing in advance.

2. Artera shall remotely install its Data Center software on the Reseller's Data Center server (the "Server") so that the software functions in accordance with Artera's specifications. Artera shall maintain such software on the Server and shall remotely install on the Server any upgrades to such software as they become available.

3. The minimum technical specifications for each Data Center, based on an assumption of 7,000 total End Users, are as follows:

     o    Intel Pentium III, 1.3GHz or better (single processor)
     o    1GB RAM
     o    40GB hard drive
     o    CD-ROM drive
     o    Windows 2000 Server or Windows 2000 Advanced Server
     o    Dual on-board NICs (10x100)
     o    5Mb of bandwidth, burstable to 10Mb

     For a Data Center serving 14,000 total End Users, the minimum technical specifications are as above, but with one additional Intel Pentium III, 1.3GHz or better processor and 1GB of additional RAM. For Data Centers serving other numbers of total End Users, the minimum technical specifications shall be as proposed by Artera and agreed upon with the applicable Reseller.

4. Irrespective of its configuration or the number of End Users served by it, the Reseller's Data Center shall provide performance levels comparable to Artera's own Data Centers and shall have the following additional characteristics:

     o    Dedicated Server approved in advance by Artera
     o    Server must have unrestricted outbound access to the Internet
     o    End Users must have inbound access to the Server on port 8081
     o    Artera  must have  access to the Server via PC  Anywhere  or  Terminal
          Services
     o Reseller must provide Artera with the public Internet Protocol (IP) address of the Server so that Artera may provide the proper End User software
     o Artera must have a trial dial-up account from Reseller to confirm proper configuration, access and quality of service performance of the Server

5. If a Reseller's Data Center ceases to be operational, the End Users served by such Data Center shall be automatically redirected to Artera's own Data Center, by which such End Users shall be served until the Reseller's Data Center is once again operational. The Reseller shall use best efforts to return its Data Center to operational status. If this is not achieved within 72 hours of the start of the outage and the outage was not caused by

     Artera's Data Center software, then, after the end of such 72 hours, for each calendar day (or part thereof) that an End User accesses Artera's Data Center, the Royalty payable by Distributor for such End User, for the applicable month, shall be increased by $.10.

6.   The Reseller  Agreement of each  Reseller  providing  and  operating a Data
     Center shall incorporate the specifications and procedures set forth herein.

                                                                    Schedule 4.3
                                                                    ------------



                                  DELIVERABLES

Within 30 days of the date of this Agreement, Artera will supply Distributor with the following Deliverables:

1.   Subscriber Software downloadable from the Internet.

2.   Service documentation downloadable from the Internet.

3. Reproducible Subscriber Software installation CD, which includes documentation.

4.   Sales presentations and literature in electronic form.

5.   Technical presentations in electronic form.

6.   Password necessary for access to the CRM System.